Exhibit 99


For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586



       CONGOLEUM CORPORATION REORGANIZATION PLAN VOTING DEADLINE EXTENDED


MERCERVILLE, NJ, OCTOBER 12, 2005 - Congoleum Corporation (AMEX: CGM) announced today that the Bankruptcy Court granted Congoleum's motion requesting that the deadline for voting on its plan of reorganization be extended until December 14, 2005. Congoleum has reached a new agreement in principle with representatives of certain secured asbestos claimants concerning treatment of their claims, and expects to prepare a revised plan and submit it to the Bankruptcy Court by October 24, 2005. Congoleum intends to seek permission of the Bankruptcy Court to distribute a summary of the plan modifications promptly thereafter, so claimants may vote on the revised plan before the new deadline. A hearing date to consider confirmation of this modified plan of reorganization has not been set.

Congoleum also announced that it has filed a motion seeking Bankruptcy Court approval for a settlement agreement with Mt. McKinley Insurance Company and Everest Reinsurance Company. Under the terms of the settlement, Mt. McKinley and Everest will pay $21.5 million into an escrow account. The escrow agent will transfer the funds to the trust for asbestos claimants to be formed by Congoleum's plan once the plan goes effective and the Court approves the payment.

Roger S. Marcus, Chairman of the Board, commented, "A distribution priority issue arose among the asbestos claimants and modifications are being finalized to resolve them. We believe the proposed changes should allow us to move forward with the support necessary for confirmation of our plan. We do not expect a significant delay from these changes and remain hopeful that we can emerge from bankruptcy in the spring of 2006."

Mr. Marcus added "We continue to make progress obtaining insurance proceeds to fund the trust for claimants. Completed insurance settlements now total over $164 million, we have additional settlements being finalized, and we are in ongoing negotiations with other carriers."

Copies of the modified plan of reorganization and disclosure statement will be filed by Congoleum with the Securities and Exchange Commission as exhibits to a Form 8-K when they are available. They will also be available on the investor relations section of Congoleum's website at www.congoleum.com.

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On December 31, 2003, Congoleum Corporation filed a voluntary petition with the
United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century. Congoleum is a 55% owned subsidiary of American Biltrite Inc. (AMEX: ABL).

The above news release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements can be identified by the use of the words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project" and other words of similar meaning. In particular, these include statements relating to intentions, beliefs or current expectations concerning, among other things, future performance, results of operations, the outcome of contingencies such as bankruptcy and other legal proceedings, and financial conditions. These statements do not relate strictly to historical or current facts. These forward-looking statements are based on Congoleum's expectations, as of the date of this release, of future events, and Congoleum undertakes no obligation to update any of these forward-looking statements. Although Congoleum believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Any or all of these statements may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements made in this press release speak only as of the date of such statement. It is not possible to predict or identify all factors that could potentially cause actual results to differ materially from expected and historical results. Factors that could cause actual results to differ from expectations include: (i) the future cost and timing of estimated asbestos liabilities and payments and availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims and other costs relating to the execution and implementation of any plan of reorganization pursued by Congoleum, (ii) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge, (iii) satisfaction of the conditions and obligations under Congoleum's outstanding debt instruments, (iv) the response from time-to-time of Congoleum's and its controlling shareholder's, American Biltrite Inc.'s, lenders, customers, suppliers and other constituencies to the ongoing process arising from Congoleum's strategy to settle its asbestos liability, (v) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case and exit financing sufficient to provide it with funding for its operations after emerging from the bankruptcy process, in each case, on reasonable terms, (vi) timely obtaining sufficient creditor and court approval of any reorganization plan pursued by Congoleum, (vii) compliance with the United States Bankruptcy Code, including Section 524(g), (viii) developments in, and the outcome of, insurance litigation pending in New Jersey state court, (ix)

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developments in, and the outcome of, proposed federal legislation that, if adopted, would establish a national trust to provide compensation to victims of asbestos-related injuries that would be funded by assessments against companies with asbestos-related liabilities such as Congoleum, (x) increases in prices for or shortages of raw materials, including those arising from the impact of recent hurricanes, (xi) increased competitive activity from companies in the flooring industry, some of which have greater resources and broader distribution channels than Congoleum, (xii) increases in the costs of environmental compliance and remediation or the exhaustion of insurance coverage for such expenses, (xiii) unfavorable developments in the national economy or in the housing industry in general, including developments arising from the war in Iraq, (xiv) shipment delays, depletion of inventory and increased production costs resulting from unforeseen disruptions of operations at any of Congoleum's facilities or distributors, (xv) product warranty costs, and (xvi) changes in distributors of Congoleum's products. In any event, if Congoleum is not successful in obtaining sufficient creditor and court approval of its plan of reorganization, such failure would have a material adverse effect upon its business, results of operations and financial condition. Actual results could differ significantly as a result of these and other factors discussed in Congoleum's annual report on Form 10-K for the year ended December 31, 2004 and subsequent filings made by Congoleum with the Securities and Exchange Commission.